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                               MERGER AGREEMENT

         This Merger Agreement (the "MERGER AGREEMENT") is entered into as of December 21, 1999 by and among SelectQuote Insurance Services, a California corporation ("SQIS"), SelectTech, a Nevada corporation ("SELECTTECH"), SelectQuote, Inc., a Delaware corporation ("HOLDING COMPANY"), and SelectQuote Acquisition Sub, a California corporation and a wholly-owned subsidiary of Holding Company ("SUB;" together with SQIS, SelectTech and Holding Company, the "PARTIES").

                                   RECITALS

         A. The Boards of Directors of the Parties deem it advisable and in the best interests of the Parties and their respective shareholders that SelectTech and Sub merge with and into SQIS (the "MERGER").

         B. The Parties previously have entered into an Agreement and Plan of Reorganization dated as of August 17, 1999 as amended by an Amendment to Agreement and Plan of Reorganization dated as of December 17, 1999 (the "PLAN OF REORGANIZATION") setting forth certain representations, warranties and agreements in connection with the Merger and the transactions associated therewith.

                                   AGREEMENT

         NOW, THEREFORE, the parties do hereby agree as follows:

                                   ARTICLE I

                         THE CONSTITUENT CORPORATIONS

         1.1 SQIS. SQIS is incorporated under the laws of the State of California and will be the surviving corporation in the Merger. SQIS is authorized to issue an aggregate of 5,000,000 shares of Common Stock ("SQIS COMMON STOCK") and 5,000,000 shares of Preferred Stock, of which 600,000 shares are designated Series A Preferred Stock, 300,000 shares are designated Series B Preferred Stock and 200,000 shares are designated Series C Preferred Stock (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, collectively, the "SQIS PREFERRED STOCK").

         1.2 SELECTTECH. SelectTech was incorporated under the laws of the State of Nevada on April 30, 1997. SelectTech is authorized to issue an aggregate of 18,500,000 shares of Common Stock, $0.001 par value ("SELECTTECH COMMON STOCK"), and 1,500,000 shares of Preferred Stock, $0.001 par value, of which 750,000 shares are designated Series A Preferred Stock ("SELECTTECH PREFERRED STOCK").

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         1.3  HOLDING COMPANY. Holding Company was incorporated under the laws of the State of Delaware on August 19, 1999. Holding Company is authorized to issue an aggregate of 50,000,000 shares of Common Stock, $0.01 par value ("HOLDING COMPANY COMMON STOCK"), and 10,000,000 shares of Preferred Stock, $0.01 par value.

         1.4 SUB. Sub was incorporated under the laws of the State of California on August 18, 1999. Sub is authorized to issue an aggregate of 100 shares of Common Stock, ("SUB COMMON STOCK").


                                  ARTICLE II

                                  THE MERGER

         2.1 CLOSING OF MERGER. After all conditions to the Merger have been satisfied, this Merger Agreement, along with certificates meeting the requirements of the California General Corporation Law and the Nevada General Corporation Law, shall be filed with the Secretary of State of California and the Secretary of State of Nevada. At the time such filings are both effected, the Merger shall become effective ("EFFECTIVE TIME").

         2.2  EFFECT OF MERGER.

                  (a) At the Effective Time, SelectTech shall be merged into SQIS and the separate corporate existence of SelectTech shall thereupon cease. SQIS shall be the surviving corporation in the Merger and the separate corporate existence of SQIS, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

                  (b) At the Effective Time, Sub shall be merged into SQIS and the separate corporate existence of Sub shall thereupon cease. SQIS shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and the separate corporate existence of SQIS, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

                  (c) SQIS, as the Surviving Corporation (the "Surviving Corporation"), shall succeed to all of the rights, privileges, powers, immunities and franchises of SelectTech and Sub, all of the properties and assets of SelectTech and Sub and all of the debts, choses in action and other interests due or belonging to SelectTech and Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of SelectTech and Sub with the effect set forth in the California General Corporation Law and the Nevada General Corporation Law, as applicable.

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                                  ARTICLE III

                     ARTICLES OF INCORPORATION AND BYLAWS
                         OF THE SURVIVING CORPORATION

         3.1 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall continue in the form in effect immediately prior to the Effective Time.

         3.2 BYLAWS. At the Effective Time, the Bylaws of the Surviving Corporation shall continue in the form in effect immediately prior to the Effective Time.

                                  ARTICLE IV

          MANNER AND BASIS OF CONVERTING CAPITAL STOCK AND SECURITIES

         4.1 CONVERSION OF STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of stock of the Parties:

                  (a) Each full share of SelectTech Common Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into 0.641597 shares of Holding Company Common Stock upon surrender of the certificate representing such share of SelectTech Common Stock.

                  (b) Each full share of SelectTech Preferred Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into 0.703455 shares of Holding Company Common Stock upon surrender of the certificate representing such share of SelectTech Preferred Stock.

                  (c) Each option for SelectTech Common Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into an option to purchase 0.641597 shares of Holding Company Common Stock at an exercise price for each such share of Holding Company Common Stock equal to the previous option exercise price for each share of SelectTech Common Stock divided by 0.641597 ("SELECTTECH CONVERTED OPTIONS"). Each SelectTech Converted Option will be granted under the SelectQuote, Inc. 1999 Stock Option Plan and subject to the terms and conditions thereof.

                  (d) Each debenture of SelectTech, convertible into shares of SelectTech Common Stock, which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into debentures of Holding Company, convertible into shares of Holding Company Common Stock at a conversion price equal to the previous debenture conversion price for each share of SelectTech Common Stock divided by 0.641597.

                  (e) Each full share of SQIS Common Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into

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3.286852 shares of Holding Company Common Stock upon surrender of the certificate representing such share of SQIS Common Stock.

                  (f) Each full share of SQIS Series A Preferred Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into 3.286852 shares of Holding Company Series A Preferred Stock upon surrender of the certificate representing such share of SQIS Preferred Stock.

                  (g) Each full share of SQIS Series B Preferred Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into 3.286852 shares of Holding Company Series B Preferred Stock upon surrender of the certificate representing such share of SQIS Preferred Stock.

                  (h) Each full share of SQIS Series C Preferred Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into 3.286852 shares of Holding Company Series C Preferred Stock upon surrender of the certificate representing such share of SQIS Preferred Stock (the shares of Holding Company Common Stock into which shares described in clauses (a) through (g) are converted, the "MERGER CONSIDERATION").

                  (i) Each option for SQIS Common Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into an option to purchase 3.286852 shares of Holding Company Common Stock at an exercise price for each such share of Holding Company Common Stock equal to the previous option exercise price for each share of SelectTech Common Stock divided by 3.286852 ("SQIS CONVERTED OPTIONS"). Each SQIS Converted Option will be granted under the SelectQuote, Inc. 1999 Stock Option Plan and subject to the terms and conditions thereof.

                  (j) Each full share of Sub Common Stock which is outstanding immediately prior to the Effective Time shall be canceled and extinguished and will be converted into one share of SQIS Common Stock.

                  (k) Each full share of Holding Company common which is outstanding immediately prior to the Effective Time shall be canceled and extinguished.

                  (l) Notwithstanding the foregoing, any shares of SelectTech Common Stock, SelectTech Preferred Stock, SQIS Common Stock or SQIS Preferred Stock, as applicable (the "CONVERTED SHARES"), owned by Holding Company or SQIS shall not be converted as provided above but shall be cancelled.

         4.2  DISSENTING SHARES. Notwithstanding the other provisions of this
Article IV, no shares owned by any shareholder who dissents from the Merger pursuant to Section 92A.380 of the Nevada General Corporation Law or Section 1300 of the California General Corporation Law, as applicable, shall be converted into the Merger Consideration, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such

                                  4

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dissenting shares pursuant to the law of the State of Nevada or the State of
California, as applicable.

         4.3 EXCHANGE CERTIFICATES. As soon as practicable after the Effective Time, and after surrender to the Holding Company of any certificate which prior to the Effective Time represented Converted Shares the Holding Company shall cause to be distributed to the person in whose name such certificate is registered a certificate or certificates representing the Merger Consideration. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time represented any Converted Shares, shall be deemed at and after the Effective Time to represent only the right to receive the Merger Consideration. If any certificate representing the Merger Consideration is to be issued to a person or entity ("PERSON") other than the Person in whose name the certificate representing Converted Shares surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and accompanied by all documents reasonably required by the Holding Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Holding Company, the posting by such Person of a bond in such reasonable amount as the Holding Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Holding Company will cause the Merger Consideration to be issued in exchange for such lost, stolen or destroyed certificate.

                                   ARTICLE V

                           TERMINATION AND AMENDMENT

         5.1 TERMINATION. This Merger Agreement shall terminate forthwith in the event that the Plan of Reorganization shall be terminated as therein provided.

         5.2 AMENDMENT. This Merger Agreement may be amended by the Parties at any time before or after approval hereof by the shareholders of SelectTech, SQIS, Sub and or Holding Company, but, after any such approval, no amendment which by law requires the further approval of the shareholders of any of SelectTech, SQIS, Sub and/or Holding Company may be made without such approval having first been obtained. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.


                                 * * *



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         IN WITNESS WHEREOF, the parties have duly executed this Merger
Agreement as of the date first written above.


SELECTQUOTE INSURANCE SERVICES            SELECTTECH



--------------------------------          -------------------------------
By: Charan J. Singh                       By: Steven H. Gerber
Title: President                          Title: President



--------------------------------          -------------------------------
By: Nancy Malik                           By: David L. Paulsen
Title: Secretary                          Title:  Secretary


SELECTQUOTE, INC.                         SELECTQUOTE ACQUISITION SUB



--------------------------------          -------------------------------
By: Steven H. Gerber                      By: Charan J. Singh
Title: President                          Title: President



--------------------------------          -------------------------------
By: David L. Paulsen                      By: David L. Paulsen
Title: Assistant Secretary                Title: Secretary





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